Exhibit 5.1

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

May 20, 2020

To:
Check-Cap Ltd.
Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel

Re: Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which registers the resale, from time to time, by certain selling shareholders named in the Registration Statement of up to an aggregate of 20,508,337 ordinary shares, par value NIS 2.40 per share, of the Company (the “Warrant Shares”), which are issuable upon exercise of certain warrants that were issued to the selling shareholders by the Company in certain private placements as described in the Registration Statement (the “Warrants”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of committees of the board of directors of the Company and of the board of directors of the Company (the “Board”) that have heretofore been approved and which relate to the offering and sale of the Warrants and the Warrant Shares; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of committees of the Board, the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the applicable Warrants upon due exercise thereof, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Fischer Behar Chen Well Orion & Co.
Fischer Behar Chen Well Orion & Co.